Exhibit 10.1

ADVISORY AGREEMENT

This Advisory Agreement (“Agreement”) is made as of May 12, 2026, by and between Quantum Cyber N.V., a Dutch corporation (the “Company”); and Alexander Gurevich, an individual (the “Advisor”).

W I T N E S S E T H:

WHEREAS, the Company wishes to engage the Advisor and the Advisor is willing to accept such engagement upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Services. Upon the terms and subject to the conditions of this Agreement and with effect from the Effective Date (as defined below), the Company hereby engages the Advisor to provide services on the terms and conditions provided in this Agreement. The Advisor agrees to attend four (4) advisory meetings per year and to devote appropriate time and attention to advising the Company on strategic transactions.

2. Term of Engagement. The term of the Advisor’s engagement by the Company under this Agreement shall commence on the date hereof (the “Effective Date”) and shall terminate on the Termination Date (as defined in Section 5 hereof) (the “Contract Period”).

3. Independent Contractor. The Advisor would be an independent contractor, not an employee or agent of the Company. The Advisor shall act solely in an introductory function and shall not be involved in any negotiation nor document preparation between the Company and a Member. The Advisor is not a registered broker-dealer, and shall not provide any services that could reasonably be interpreted otherwise.

4. Compensation.

(a) Fee. In consideration of the Services rendered by the Advisor hereunder, and provided that the Advisor is in compliance with his obligations hereunder, the Company will issue to the Advisor a fee equal to 5,000,000 restricted shares of ordinary stock of the Company.

(b) Expenses. The Company shall reimburse the Advisor for all reasonable business travel expenses previously authorized in writing by the Company and reasonably and necessarily incurred by the Advisor in the performance of his duties, responsibilities, and authorities hereunder. The Advisor shall comply with such budget limitations and approval and reporting requirements with respect to expenses as the Company may establish from time to time.

5. Termination Provisions. The Contract Period shall terminate, and the Advisor’s engagement hereunder shall cease, effective upon the date of any of the occurrences set forth below (the “Termination Date”).

(a) Termination By Reason of Timing. The Contract Period shall automatically terminate on May 12, 2027 (such date being the Termination Date). However, the terms of Section 6 hereof, shall be binding for five (5) years following the Termination Date if terminated pursuant to this Section 5(a).

(b) Termination by the Company. Anything contained herein to the contrary notwithstanding, the Company may terminate the Contract Period upon at least ten (10) days’ prior written notice to the Advisor at any time for any or for no reason (such 10th day being the Termination Date). However, the terms of Section 6 hereof, shall be binding for five (5) years following the Termination Date if terminated pursuant to this Section 5(b).

6. Covenants of the Parties.

(a) Nonsolicitation of Employees of the Company, Affiliates of the Company or Customers or Suppliers of the Company. During the Contract Period and for five (5) years following the Contract Period (the “Subject Period”), the Advisor shall not, directly or indirectly on behalf of any business, firm, corporation, partnership, person, proprietorship or other entity, incorporated or otherwise, and shall use his best efforts to cause each business, firm, corporation, partnership, person, proprietorship and other entity with which he is or shall become associated in any capacity not to, (i) solicit for employment, employ or otherwise engage any employee or Advisor of the Company, without the written consent of the Company, or (ii) except in connection with the performance of his duties hereunder and in accordance herewith, solicit, interfere with, endeavor to entice away from the Company or communicate with regarding the business of the Company any customer or supplier of the Company.

(b) Non-Circumvention.

(i) The parties hereto will not, for a period beginning on the Effective Date and ending three (3) years from the Termination Date, enter into any direct or indirect negotiations or transactions with such contacts revealed by the other party; and that they further undertake not to enter into business transaction with other bodies, the names of which have been provided by one of the parties to this Agreement, unless previous written permission has been obtained from the other party(ies) to do so. For the sake of this Agreement, it does not matter whether information is obtained from a natural or a legal person. The parties also undertake not to make use of a third party to circumvent this clause.

(ii) That in the event of circumvention by either party, directly or indirectly, the circumvented party shall be entitled to a legal monetary penalty equal to the maximum advantage it should realize from such a transaction plus any and all expenses, including legal expenses, that would arise in the recovery of these funds, plus further damages as attributed.

(c) Compliance With Laws. In performing his duties hereunder the Advisor agrees to comply with all applicable governmental laws, rules and regulations and all applicable policies and procedures of the Company.

(d) “Confidential Information”. As used herein “Confidential Information” shall mean any and all written, electronic, oral or other information (including any material or media containing information) of, concerning or relating to the Company or any of its affiliates (as defined below) or their respective businesses, projects, processes, operations, activities or affairs, whether of a proprietary, intellectual, technical or financial nature or otherwise (including, without limitation, documents, instruments, files, environmental information, financial information, business plans and proposals, ideas, concepts, trade secrets, know-how, processes, programs, and other technical or business information, whether concerning any proposed transactions, business, investments, or otherwise) and specifically including any information prepared or developed for the Company by the Advisor or any information prepared or developed for the Advisor by the Company, except:

(i) information not of a confidential or proprietary nature which was known to, or independently developed by, the Advisor prior to the Effective Date and not obtained or derived in contravention of any confidentiality obligation;

(ii) information which at the time of disclosure is already in the public domain or information which, after disclosure, becomes part of the public domain by publication or otherwise through no act or fault of the Advisor; or

(iii) Information obtained from a third party in lawful possession of such information which is not under a confidentiality obligation to the Company or any of its affiliates.

(e) Confidentiality. The Advisor shall

(i) Keep the Confidential Information confidential and secret, and not, without previous written consent of the Company, directly or indirectly disclose the Confidential Information to any third party, except as expressly permitted in paragraph (b) below;

(ii) Disclose or divulge the Confidential Information (directly or indirectly) only to those officers, employees, agents and other representatives of the Advisor (“Representatives”) who have a need to know Confidential Information, provided that the Advisor shall cause the Representatives to be provided a copy of this Agreement and shall secure their agreement to be bound hereby, and provided, further, that the Advisor shall be liable to the Company in the event that any Confidential Information is disclosed by any of the Representatives in contravention of this Agreement;

(iii) Not use the Confidential Information directly or indirectly for any purpose other than the Permitted Purpose;

(iv) Not disclose or divulge directly or indirectly to any person or entity not bound by this Agreement the existence of (A) the Advisor’s discussions or working relationship with the Company or (B) any of the matters or projects on which the Advisor is working with or for the Company, without the prior written consent of the Company;

(v) Exercise at least the same degree of care with respect to the Confidential Information as the Advisor uses in handling its own confidential and proprietary information, provided that the Advisor shall not use less than the care that a reasonable person would use in protecting their own confidential and proprietary information; and

(vi) Notify the Company promptly upon discovery of any unauthorized use or disclosure of the Confidential Information or any other breach of this Agreement by the Advisor or its Representatives, and Advisor shall cooperate with the Company in every reasonable way to help the Company regain possession of the Confidential Information and prevent its further unauthorized use.

Notwithstanding the foregoing, obligations provided for herein shall be suspended with respect to Confidential Information that the Advisor becomes obligated to disclose pursuant to applicable law, governmental regulation, subpoena or court order (“Legal Requirement”). In such event, the Advisor shall give the Company timely notice of the occurrence of any Legal Requirement so that the Company shall have sufficient time to make an informed decision as to whether to waive compliance with this Agreement and/or seek a protective order or other legal remedy to prevent disclosure. In any such event, the Advisor shall disclose only such information to the extent expressly required by the Legal Requirement, shall notify the disclosee of the confidential nature of the information so furnished and shall disclose such information under seal or otherwise request that the disclosee protect the confidentiality of such information.

(f) Miscellaneous. For purposes of Section 6 hereof, the term “Advisor” shall include the Advisor’s affiliates and advisors.

7. Representations and Warranties.

(a) The Company. The Company hereby represents and warrants to the Advisor as follows:

(i) the Company is duly incorporated, validly existing and in good standing under the laws of the Netherlands; and

(ii) this Agreement has been duly authorized, executed and delivered by the Company. as follows:

(b) The Advisor. The Advisor hereby represents and warrants to the Company

(i) the Advisor has full legal capacity to enter into this Agreement;

(ii) the execution, delivery and performance by the Advisor of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, any agreement or instrument to which the Advisor is a party or by which he is bound;

(iii) this Agreement has been duly executed and delivered by the Advisor; and

(iv) the Advisor has made such investigations of the business and properties of the Company as he deems necessary or appropriate before entering into this Agreement and has been given a sufficient amount of time to review this Agreement with counsel and other professionals of his choice and has done so to the extent he desires.

8. Successors; Assignment.

(a) The Company. Except as herein provided, the Company may not assign any of its rights or obligations under this Agreement without the written consent of the Advisor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns.

(b) The Advisor. Neither this Agreement, nor any right, obligation or interest hereunder, may be assigned by the Advisor, his beneficiaries, or his legal representatives without the prior written consent of the Company; provided, however, that nothing in this paragraph (b) shall preclude (i) the Advisor from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Advisor or his estate from assigning any such rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Advisor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Advisor and his executors and administrators.

9. Waiver of Breach. The waiver by the Company or the Advisor of a breach of any provision of this Agreement by the other party shall not be construed as a waiver of any continuing or subsequent breach of the same provision or of any other provision of this Agreement. It is also understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or courier service, or mailed by first-class certified mail, postage prepaid and return receipt requested, addressed as follows:

If to the Company:

Quantum Cyber N.V. 1510 Belvedere Road Suite 500

West Palm Beach, FL 33406

If to the Advisor:

Alexander Gurevich

20855 Northeast 16th Ave., Suite C-38
Miami, FL 33179

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

11. Governing Law; Litigation.

(a) Governing Law. This Agreement shall be governed by end construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

(b) Litigation. Each of the Company and the Advisor hereby agrees that the courts of the State of New York shall have jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising therefrom. Each of the Company and the Advisor expressly submits and consents in advance to such jurisdiction in any action commenced in such courts, hereby waiving personal service of the summons and complaint or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made in any manner permitted by the laws of the State of New York including if permissible the same manner as notices hereunder may be given pursuant to Section 10. The choice of forum set forth in this paragraph (b) shall not be exclusive nor shall it preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

12. Expenses. All costs and expenses (including attorneys’ fees) incurred in connection with the negotiation and preparation of, or any claim, dispute or litigation pertaining to, this Agreement shall be paid by the party incurring such expenses.

13. Entire Agreement. This Agreement contains the entire agreement of the parties and their affiliates relating to the subject matter hereof and thereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

14. Severability.

(a) Generally. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(b) Duration and Scope of Certain Covenants. Without limiting paragraph (a) above, if any court determines that any of the covenants contained in Section 6, or any part of such covenants, is unenforceable because of the duration or scope of such covenant or provision, such court shall have the power to and is hereby requested to reduce the duration or scope of such covenant or provision, as the case may be, to the extent necessary to make such covenant or provision enforceable, and in its reduced form, such covenant or provision shall then be enforceable.

15. Remedies.

(a) Injunctive Relief. The Advisor acknowledges and agrees that the covenants and obligations of the Advisor contained in Section 6 relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, the Advisor agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction restraining the Advisor from any such breach.

(b) Remedies Cumulative. The Company’s rights and remedies under this Section 15 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In connection with paragraph (a) of this Section 15, the Advisor represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.

16. Waiver of Statute of Limitations. The Advisor hereby waives for the longest period permitted by applicable law the limitation of any statute for the presentation of any claim arising under any provision of Section 6 hereof.

17. Withholding Taxes. The Company shall not deduct any foreign, federal, state or local withholding or other taxes from any payments to be made by the Company hereunder

18. Amendments, Miscellaneous, etc. Neither this Agreement, nor any term hereof, may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

COMPANY

By:	/s/ David Lazar
Name:	David Lazar
Title:	CEO

ADVISOR

Alexander Gurevich

/s/ Alexander Gurevich